Exhibit 10.9
                              EMPLOYMENT AGREEMENT



                                     PART I

                              PARTIES TO AGREEMENT

Section 1.01 - Parties: This Employment Agreement (hereinafter referred to as "Agreement") is entered into by and between Farmers & Merchants Bank of Central California and Farmers & Merchants Bancorp (hereinafter referred to as "Employer") and Kent A. Steinwert (hereinafter referred to as "Employee"). Employer and Employee are collectively referred to herein as the "Parties".



                                     PART II

                                   EMPLOYMENT

Section 2.01 - Employment: Employer hereby employs Employee and Employee hereby accepts employment with Employer in accordance with the terms and conditions set forth herein.

Section 2.02 - Term of Employment: This Agreement shall automatically terminate thirty-six (36) months from the effective date referenced herein. Notwithstanding the foregoing, this agreement may be terminated pursuant to Part VII of this Agreement. If the Agreement is not terminated pursuant to Part VII of this Agreement, at the conclusion of the thirty-six (36) month term, this Agreement shall renew automatically for additional two year terms, unless either party furnishes written notice of his/her or its intention not to renew by no later than sixty (60) days prior to the anniversary of the effective date of employment under this Employment Agreement.

If the Employer elects to not renew this agreement, the Employee shall be paid all accrued salary, vacation and reimbursement expenses for which expense reports have been provided to Employer in accordance with Employer's policies and this Agreement or which are provided to Employer prior to the separation date in accordance with Employer's policies and this Agreement. In addition to the foregoing amounts, if the Employer elects to not renew this agreement in accordance with this section the Employee will be entitled to receipt of severance payments as set forth herein.

1. Employee shall be entitled to a sum equivalent to Twenty Four times the highest monthly base salary which the Employee has earned during his/her employment with the Employer, less any withholding required by law (hereinafter referred to as "severance payment."). At the time of termination, the Employee may elect to receive disbursement of the severance payment in one of two manners as set forth in subsection 2.02.1.a-b, below. If the Employee elects to receive Twenty Four (24) monthly payments, the Employee may at any time after the initial election and upon thirty (30) days written notification to Employer, elect to receive the balance of the amount not yet received in a lump sum. Under no circumstance is the Employee entitled or the Employer obligated to pay the severance payment in any method other than those set forth herein.

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     a.   Employee may receive the severance payment in Twenty Four (24) monthly payments, each in the amount equal to One Twelfth (1/12) of Employee's highest annual base salary the Employee has earned during his employment with the Employer, less any withholding required by law. If Employee elects this option, any payments due and owing to Employee will commence on the 15th day of the first month following Employee's termination and shall continue for twenty three consecutive months thereafter.

     b. Employee may receive the severance payment in a lump sum at the time of termination less any withholding required by law. If Employee elects this option, any payment due and owing to Employee will be paid on the 15th day of the first month following Employee's termination.

2. In addition to any severance payments due and owing under this section, Employer shall provide Employee with a performance bonus in an amount equal to the average of the annual discretionary incentive bonus of the previous two years, prorated for the number of months between the termination date and the end of the Employer's last fiscal year. At the time of termination, the Employee may elect to receive disbursement of the performance bonus in one of two manners as set forth in subsection 2.02.2.a-b, below. If the Employee elects to receive twelve (12) monthly payments, the Employee may at any time after the initial election and upon thirty (30) days written notification to Employer, elect to receive the balance of the amount not yet received in a lump sum. Under no circumstance is the Employee entitled or the Employer obligated to pay the performance bonus in any method other than those set forth herein.

     a. Employee may receive the performance bonus in twelve (12) monthly payments, each in the amount equal to one twelfth (1/12) of Employee's performance bonus, less any withholding required by law. If Employee elects this option, any payments due and owing to Employee will commence on the 15th day of the first month following Employee's termination and shall continue for eleven consecutive months thereafter.

     b. Employee may receive the performance bonus in a lump sum less any withholding required by law. If Employee elects this option, any payment due and owing to Employee will be paid on the 15th day of the first month following Employee's termination.

3. In addition, the Employee will also be entitled to payment of all vested awards of benefit plans and incentive programs in which Employee is vested in accordance with the terms of those plans. Any such payment or distribution from a nonqualified deferred compensation plan shall be governed by the terms of such plan relating to the timing of distributions.


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                                    PART III

                               DUTIES OF EMPLOYEE

Section 3.01 - General Duties: Employee is employed as President and Chief Executive Officer of Farmers & Merchants Bank of Central California, under the direction of Farmers & Merchants Bank of Central California's Board of Directors and shall perform and discharge well and faithfully the duties that may be assigned to him from time to time thereafter by Farmers & Merchants Bank of Central California's Board of Directors in connection with the conduct of Employer's business.

Section 3.02 - Outside Activities: Employee agrees that while employed by Employer he will refrain from any outside activities or activities which actually or potentially are in direct conflict with the essential enterprise-related interest of the Employer that would cause a material and substantial disruption of the Employer's operations or would be in direct competition with the Bank or assist competitors of the Bank.


                                     PART IV

                                  COMPENSATION

Section 4.01 - Salary: Employee shall be paid an initial base salary of $475,000 per year. This base salary shall be paid to Employee in such intervals and at such times as other salaried executives of Employer are paid. Employee will be considered for salary increases at the times that other salaried executives of Employer are adjusted, and the base salary under the contract will be adjusted accordingly.

Section 4.02 - Incentive Programs: Beginning with the year ending 2004, Employee shall be eligible for an annual discretionary incentive bonus. The amount of the bonus shall be determined by the Bank's Board of Directors annually by January 31st of each year. Employee shall be entitled to participate in the Employer's Deferred Bonus Plan at a bonus factor (as defined in the Plan documents). The terms and conditions of "Farmers & Merchants Bank of Central California Amended and Restated Deferred Bonus Plan" are set forth in a separate agreement, the contents of which are incorporated herein by this reference as though set forth in their entirety. Employee shall be entitled to participate in "Farmers & Merchants Bank of Central California Split Dollar Life Insurance Plan", "Farmers & Merchants Bank of Central California Executive Indexed Retirement Agreement" and "Farmers & Merchants Bank of Central California Executive Deferred Compensation Plan", the terms and conditions of which are set forth in separate agreements so titled and the contents of which are incorporated herein by this reference as though set forth in their entirety.

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                                     PART V

                                    BENEFITS

Section 5.01 - Benefits: Employee shall be entitled to participate in whatever vacation, medical, dental, pension, sick leave, 401(k), profit sharing, disability insurance or other plans of general application or other benefits which are in effect as to any other employee or as may be in effect from time to time as to any employee, in accordance with the rules established for individual participation in any such plan.

Section 5.02 - Company Automobile/Automobile Allowance: At the discretion of the Employer, Employer shall provide Employee with either an automobile for business and incidental personal use or an automobile allowance as per Bank policy. The benefit may be changed from time to time at Employer's sole discretion.

Section 5.03 - Membership Fees: Employer shall reimburse Employee for all appropriate and reasonable expenses incurred in performing his duties, including providing membership in local service and civic clubs and/or organizations as the Employer deems appropriate and necessary for enhancement of its presence within the local business community. In order to be eligible for reimbursement of these expenses, Employee will provide Employer with receipts and documented evidence as is required by Federal and State laws and regulations.


                                     PART VI

                                    EXPENSES

Section 6.01 - Travel and Entertainment Expenses: During the term of Employee's employment, Employer shall reimburse Employee for reasonable out of pocket expenses incurred in connection with Employer's business, including travel expenses, food and lodging while away from his home, subject to such policies as Employer may from time to time establish for its employees. Employee shall keep records of his travel and entertainment expenses in a form suitable to the Internal Revenue Service and the Franchise Tax Board to qualify this reimbursement as a federal and state income tax deduction for his employer. In addition, Employee shall provide Employer with receipts for all expenses for which he seeks reimbursement.


                                    PART VII

                            TERMINATION OF EMPLOYMENT

         Section 7.01 - Termination at Option of Employer: Employer may terminate this Agreement at any time and without cause by giving Employee sixty
(60) days written notice of Employer's intent to terminate this Agreement. The 60th day after notice shall be deemed to be the Employee's Separation Date. In the event Employee's employment is terminated pursuant to this section, Employee shall be paid all accrued salary, vacation and reimbursement expenses for which expense reports have been provided to Employer in accordance with Employer's policies and this Agreement or which are provided to Employer prior to the separation date in accordance with Employer's policies and this Agreement. In addition to the foregoing amounts, if Employee is terminated pursuant to this section of the Agreement, he will be entitled to receipt of additional severance payments as set forth herein.

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1.   Employee shall be entitled to a sum equivalent to Twenty Four times the highest monthly base salary which the Employee has earned during his employment with the Employer, less any withholding required by law (hereinafter referred to as "severance payment.") At the time of termination, the Employee may elect to receive disbursement of the severance payment in one of two manners as set forth in subsection 7.01.1.a-b, below. If the Employee elects to receive Twenty Four (24) monthly payments, the Employee may at any time after the initial election and upon thirty (30) days written notification to Employer, elect to receive the balance of the amount not yet received in a lump sum. Under no circumstance is the Employee entitled or the Employer obligated to pay the severance payment in any method other than those set forth herein.

     a. Employee may receive the severance payment in Twenty Four (24) monthly payments, each in the amount equal to One Twelfth (1/24) of Employee's highest annual base salary the Employee has earned during his employment with the Employer, less any withholding required by law. If Employee elects this option, any payments due and owing to Employee will commence on the 15th day of the first month following Employee's termination and shall continue for twenty three consecutive months thereafter;

     b. Employee may receive the severance payment in a lump sum at the time of termination less any withholding required by law. If Employee elects this option, any payment due and owing to Employee will be paid on the 15th day of the first month following Employee's termination.

2. In addition to any severance payments due and owing under this section, Employer shall provide Employee with a performance bonus in an amount equal to the average of the previous two years annual discretionary incentive bonus, prorated for the number of months between the termination date and the end of the Employer's last fiscal year. At the time of termination, the Employee may elect to receive disbursement of the performance bonus in one of two manners as set forth in subsection 7.01.2.a-b, below. If the Employee elects to receive twelve (12) monthly payments, the Employee may at any time after the initial election and upon thirty (30) days written notification to Employer, elect to receive the balance of the amount not yet received in a lump sum. Under no circumstance is the Employee entitled or the Employer obligated to pay the performance bonus in any method other than those set forth herein.

     a. Employee may receive the performance bonus in twelve (12) monthly payments, each in the amount equal to one twelfth (1/12) of Employee's performance bonus, less any withholding required by law. If Employee elects this option, any payments due and owing to Employee will commence on the 15th day of the first month following Employee's termination and shall continue for eleven consecutive months thereafter.

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     b.   Employee may receive the performance bonus in a lump sum less any withholding required by law. If Employee elects this option, any payment due and owing to Employee will be paid on the 15th day of the first month following Employee's termination.

3. In addition, the Employee will also be entitled to payment of all vested awards of benefit plans and incentive programs in which Employee is vested in accordance with the terms of those plans. Any such payment or distribution from a nonqualified deferred compensation plan shall be governed by the terms of such plan relating to the timing of distributions.

Section 7.02 - Termination for Cause: Employer may terminate Employee's employment at any time "for cause". "For cause" shall be defined as conviction of a felony resulting in a material economic adverse effect on the Employer, its subsidiaries or affiliates. Employer may terminate this Agreement for cause by giving written notification of such to Employee. Termination under such circumstance shall be effective immediately upon receipt of the notice by the Employee, and the date on which the notice is received shall be deemed to be the Separation Date. In the event Employee is terminated pursuant to this Section, Employee shall be entitled only to accrued salary, vacation and reimbursement expenses for which expense reports have been provided to Employer in accordance with Employer's policies and this Agreement or which are provided to Employer prior to the separation date in accordance with Employer's policies and this Agreement and shall be entitled to no further compensation or severance payment of any nature, provided however, the Employee will also be entitled to payment of all vested awards of benefit plans and incentive programs which Employee is vested in accordance with the terms of those plans. Any such payment or distribution from a nonqualified deferred compensation plan shall be governed by the terms of such plan relating to the timing of distributions.

Section 7.03 - Termination at Option of Employee: This Agreement may be terminated by Employee at his sole discretion by giving sixty (60) days written notice of termination to Employer. In the event Employee terminates his employment pursuant to this Section, Employee shall be entitled to all accrued salary earned up to his separation date, provided Employee continues productive employment until such date, vacation and reimbursement expenses for which expense reports have been provided to Employer in accordance with Employer's policies and this Agreement or which are provided to Employer prior to the separation date in accordance with Employer's policies and this Agreement. Alternatively; Employer may, at its option, at any time after Employee gives written notice of resignation as herein provided, pay Employee's accrued salary up through and including the effective date of separation set forth in Employee's resignation notice, and thereupon immediately release and terminate Employee. In addition, the Employee will also be entitled to payment of all vested awards of benefit plans and incentive programs which Employee is fully or partially vested in accordance with the terms of those plans. Any such payment or distribution from a nonqualified deferred compensation plan shall be governed by the terms of such plan relating to the timing of distributions.

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Section 7.04 - Termination of Employee due to Change of Control: In the event of a change of control of the Employer during the term of this Agreement, Employer will provide Employee with a severance package equal to (1) twenty-four times the Employee's highest monthly base salary within the twelve months prior to the time of the change of control, (2) a performance bonus in an amount equal to the previous two years annual discretionary incentive bonus, (3) Employee's COBRA payment for thirty-six (36) months, and 4) a gross up payment as defined and set forth herein in section 7.04.2. In addition, the Employee will also be entitled to payment of all vested awards of benefit plans and incentive programs in which Employee is vested in accordance with the terms of those plans. For the purpose of computing the timing for payment to Employee of the amounts due under this section (with the exception of payment or distribution from or pursuant to any nonqualified deferred compensation plan, to which Employee will be entitled in accordance with the terms of such plans relating to the timing of distributions), a change of control shall be deemed to have occurred upon the vote of the appropriate shareholders, boards and, if necessary, receipt of regulatory approval. Within five (5) days after the change of control occurring and prior to the purchaser assuming control of the Employer, Employee shall receive disbursement of payments due Employee under this section, except for payments or distributions from or pursuant to any nonqualified deferred compensation plan, in one lump sum payment less any withholding required by state, federal or local law. The preceding sentence not withstanding, any such payment or distribution from or pursuant to any nonqualified deferred compensation plan shall be governed by the terms of such plan relating to the timing of distributions.

1. Change of Control means a change of control of the Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulations 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), provided, however, that without limitation, such a Change of Control shall be deemed to have occurred if:

     a. any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Act), directly or indirectly, of securities of the Employer representing 40% or more of the combined voting power of the Employer's then outstanding securities; or

     b. the Employer is party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest; as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter.

     Notwithstanding the foregoing provisions of this paragraph 1., a "Change of Control" will not be deemed to have occurred solely because of the acquisition of securities of the Employer (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Employer for its employees.

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2.   Gross-Up Payment: The Employee shall be entitled to a "Gross-Up Payment "
     under the terms and conditions set forth herein, and such payment shall include the Excise Tax reimbursement due pursuant to section 7.04.2.a and any federal and state tax reimbursements due pursuant to section 7.04.2.b.

     a. In the event that any payment or benefit (as those terms are defined within the meaning of Internal Revenue Code Section 280G(b)(2)) paid, payable, distributed or distributable to the Employee (hereinafter referred to as "Payments") pursuant to the terms of this Agreement or otherwise in connection with or arising out of his/her employment with the Employer or a Change of Control would be subject to the Excise Tax imposed by Section 4999 of the Internal Revenue code or any interest or penalties are incurred by the Executive with respect to such Excise Tax, then the Employee will be entitled to receive an additional payment ("Gross-Up Payment") in an amount equal to the total Excise Tax, interest and penalties imposed on the Employee as a result of the payment and the Excise Taxes on any federal and state tax reimbursements as set forth in section 7.04.2.b.

     b. If the Employer is obligated to pay the Employee pursuant to Section 7.04.2.a, the Employer also shall pay the Employee an amount equal to the "total presumed federal and state taxes" that could be imposed on the Employee with respect to the Excise Tax reimbursements due to the Employee pursuant to Section 7.04.2.a and the federal and state tax reimbursements due to the Employee pursuant to this section. For purposes of the preceding sentence, the "total presumed federal and state taxes" that could be imposed on the Employee shall be conclusively calculated using a combined tax rate equal to the sum of the (a) the highest individual income tax rate in effect under (Employee) Federal tax law and (ii) the tax laws of the state in which the Employee resides on the date that the payment is computed and (b) the hospital insurance portion of FICA.

     c. No adjustments will be made in this combined rate for the deduction of state taxes on the federal return, the loss of itemized deductions or exemptions, or for any other purpose for paying the actual taxes.

It is further intended that in the event that any payments would be subject to other "penalty" taxes (in addition to the Excise Tax in section 7.04.2.a) imposed by Congress or the Internal Revenue Service that these taxes would also be included in the calculation of the Gross-Up Payment, including any federal and state tax reimbursements pursuant to section 7.04.2.b.

3. Determination of Eligibility for and Amount of Gross-Up Payment: An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Employer's expense by an accounting firm appointed by the Employer prior to any Change in Control. The accounting firm shall provide its determination, together with detailed supporting calculations and documentation to the Employer and the Employee prior to submission of the proposed change of control to the Employer's shareholders, Board of Directors or appropriate regulators for approval. If the accounting firm determines that no Excise Tax is payable by the Employee with respect to a Payment or Payments, it shall furnish the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the determination to the Employee, the Employee shall have the right to dispute the determination. The existence of the dispute shall not in any way affect the Employee's right to receive the Gross-Up Payment in accordance with the determination. Upon the final resolution of a dispute, the Employer or its successor shall promptly pay to the Employee any additional amount required by such resolution. If there is no dispute, the determination shall be binding, final and conclusive upon the Employer and the Employee, except to the extent that any taxing authority subsequently makes a determination that the Excise Tax or additional Excise Tax is due and owing on the payments made to Employee. If any taxing authority determines that the Excise Tax or additional Excise Tax is due and owing, the entity acquiring control of the Employer shall pay the Excise Tax and any penalties assessed by such taxing authority.

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4.   Excise Tax Withholding: Notwithstanding anything contained in this
     Agreement to the contrary, in the event that according to the determination, an Excise Tax will be imposed on any Payment or Payments, the Employer or its successor shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Employer has actually withheld from the Payment or Payments.

Section 7.05 - Option to Terminate on Permanent Disability of Employee:
Employer is hereby given the option to terminate this Agreement in the event that during the term of this Agreement, Employee shall become "permanently disabled", as the term "permanently disabled" is defined herein. Such option shall be exercised by Employer giving sixty (60) days notice to Employee by registered mail, addressed to him/her at his/her last known address, or at such other address as Employee shall designate in writing, of its intention to terminate this Agreement ("Notice of Termination".) On the giving of the Notice of Termination, this Agreement and the terms hereof shall cease and come to an end on the sixtieth day after the notice is mailed to the Employee.

In the event Employee is terminated pursuant to this Section, Employee shall be entitled to accrued salary and vacation as of the termination date of the Agreement, including accrued salary and vacation for the time period in which the Employee failed or refused to perform his duties and/or absented himself from his duties. Employee shall also be entitled to reimbursement expenses for which expense reports have been provided to Employer in accordance with Employer's policies and this Agreement or which are provided to Employer prior to the termination date of the Agreement in accordance with Employer's policies and this Agreement. In addition to the foregoing amounts, if Employee is terminated pursuant to this section of the Agreement, he will be entitled to receipt of additional severance payments as set forth in Section 7.01.1, 7.01.2 and 7.01.3, above.

For purposes of this agreement, Employee shall be deemed to have become permanently disabled if, because of ill health, physical or mental disability or illness, or for other medical causes, he shall have been continuously unable or unwilling to perform his duties or have absented himself from his duties and failed to perform his duties for one hundred and eighty (180) consecutive days. Such ill health, physical or mental disability or illness, or other medical cause shall be confirmed by a physician acceptable to the Employee at the request of the Employer when the

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Employer knows or has reason to know that the Employee's absence or inability or unwillingness to perform his duties is or has been caused by ill health, physical or mental disability or illness, or for other medical causes.

The Notice of Termination shall be withdrawn and the Agreement shall remain in effect after a Notice of Termination has been given to the Employee under the following circumstances.

1. Within thirty (30) days of the Notice of Termination being provided to the Employee, the Employee returns to the full performance of his/her duties and provides medical certification that he/she can perform the essential functions of his/her duties with or without reasonable accommodation.

2. Within thirty (30) days of the Notice of Termination being provided to the Employee, the Employee requests a reasonable accommodation from Employer which would permit him to perform the essential functions of his duties and such reasonable accommodation can be provided by Employer without an undue hardship to the Employer.

Any absence by the Employee from his duties caused by ill health, physical or mental disability or illness, or for other medical causes shall automatically be considered to be a "leave" pursuant to the California Family Rights Act (CFRA) and the Family Medical Leave Act (FMLA) as of the first date of such absence caused by the ill health, physical or mental disability, illness or other medical causes. No Notice of Termination, pursuant to this section shall be given to the Employee until all leave under the CFRA, Fair Employment and Housing Act and Family Medical Leave Act has been exhausted.

Section 7.06 - Continuation of Medical Benefits: In the event Employee's employment is terminated Employee shall be afforded the right to continue his medical benefits to the extent provided in the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). The Employer shall provide Employee with the appropriate COBRA notification within the time required by the law from the Separation Date.

Section 7.07 - Exclusive Agreement: Part VII shall constitute the entire agreement and contract between the parties respecting the extent of the parties' duties, obligations and liabilities in the event of termination of employment and is intended to supersede all existing agreements between the parties, whether oral or in writing with respect to such subject matter and is intended to be exclusive and in lieu of any other interests, rights or remedies to which Employer or Employee may otherwise be entitled. To the extent permitted by law, Employer and Employee expressly waive any and all such other rights and remedies. No change, modification or amendment of this Agreement shall be of any effect unless in writing signed by the Employee and the duly appointed representatives of the Employer.

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                                    PART VIII

                                    COVENANTS

Section 8.01 - Business and Trade Secrets:

1. For the purpose of this agreement, the terms used herein are defined as follows.

     a. TRADE AND BUSINESS SECRETS. Pursuant to California Civil Code Section 3426.1(d) TRADE AND BUSINESS SECRETS means: Information, including a formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     b. PROPRIETARY AND CONFIDENTIAL INFORMATION includes, but is not limited to trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, INVENTIONS (whether patentable or not), works of authorship, business and product developments, plans, customers, pricing data and other information concerning the Employer's actual or anticipated business, research or development, marketing plans and strategies, Employer's plans for new product development, Employer's technical designs, Employer's data dictionaries, information relating to Employer's financial status, and any other information that Employer marks confidential or by separate memorandum or e-mail informs Employee is confidential or that is received in confidence by or for the Employer from any other person. Also included in "Confidential Information" is any information of Employer's customers that Employee has access to in performing his/her employment duties for Employer.

     c. COMPANY MATERIALS are documents or other media or tangible items that contain or embody PROPRIETARY AND CONFIDENTIAL INFORMATION or any other information concerning the business, operations or plans of the Employer, whether such documents have been prepared by the Employee or by others. COMPANY MATERIALS include, but are not limited to blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tape or printouts, sound recordings and other printed, typewritten, handwritten or computer generated documents, as well as samples, prototypes, models, products and the like.

     d. Excluded from "Confidential Information" is information that: (a) Employee can prove was in his possession before Employee received it from the Employer; (b) is in the public domain through no fault of his/her own; or (c) Employee learned from a third party not related to Employer. Information licensed by Employer to any customer under a confidentiality restriction is not considered to be in the public domain.

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2.   Nondisclosure: Employee agrees that he will not directly nor indirectly reveal, report, publish or disclose to any person, firm, or corporation not expressly authorized in writing by the Employer to receive such information any Trade and Business Secret, Proprietary and Confidential Information and Employer Materials. Employee further agrees that he will not use any Trade and Business Secret, Proprietary and Confidential Information and/or Employer Materials for any purpose except to perform his employment duties for Employer and such Trade and Business Secret, Proprietary and Confidential Information and/or Company Materials may not be used or disclosed by the Employee for his own benefit or purpose or for the benefit or purpose of a subsequent employer. These agreements will continue to apply after Employee is no longer employed by the Employer so long as such Trade and Business Secrets, Proprietary and Confidential Information and Company Materials are not nor have become, by legitimate means, generally known to the public.

3. Return of Employer's Property: Upon termination of his employment with the Employer or at any time upon written request of the Employer, Employee will promptly deliver to Employer, without copying or summarizing, all Trade and Business Secrets, Proprietary and Confidential Information and Company Materials, that is in his possession or under his control, including, without limitation, all physical property, keys, documents, lists, electronic storage media, manuals, letters, notes, reports, including all originals, reproductions, recordings, disks, or other media.

4. Employee acknowledges that he has been apprised of the provisions of Labor Code Section 2860 which provides: "Everything which an Employee acquires by virtue of his employment, except the compensation which is due him from his Employer, belongs to the Employer, whether acquired lawfully or unlawfully, or during or after the expiration of the term of his employment." Employee understands that any work that Employee created or helped create at the request of Employer, including user manuals, training materials, sales materials, process manuals, and other written and visual works, are works made for hire in which Employer owns the copyright. Employee may not reproduce or publish these copyrighted works, except in the pursuit of his employment duties with the Employer.

5. Inventions: For the purpose of this agreement the term INVENTION shall be defined to include the following: Newly designed inventions, improvements, works of authorship, trade secrets, technology, computer programs, source codes, object code, formulas, compositions, ideas, designs, processes, techniques, know-how and data made or conceived or reduced to practice or development by Employee, either alone or jointly with others, during the term of his employment which relate to the business or practice of the Employer, which are a logical extension of the business, work or practice of the Employer or which the Employee has been requested to develop, research or invent by the Employer. Employee agrees that all inventions which Employee makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during his/her employment shall be the sole property of the Employer, and Employee agrees by this agreement to assign such inventions and all rights therein to the Employer to the maximum extent permitted by Section 2870 of the California Labor Code.

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If there are inventions that Employee developed before becoming employed by
Employer and to which Employee claims ownership, Employee has provided a list to the Employer which shall be appended to this agreement and made a part of this agreement by this reference.

Section 8.02- Separate Covenants: The covenants of Part VIII of this Agreement shall be construed as separate covenants covering their particular subject mater. In the event that any covenant shall be found to be judicially unenforceable, said covenant shall not affect the enforceability or validity of any other part of this Agreement.

Section 8.03- Continuing Obligation: Employee's obligations set forth in Part VIII of this Agreement shall expressly continue in effect beyond Employee's employment period in accordance with their terms and such obligations shall be binding on Employee's assigns, executors, administrators and other legal representatives.


                                     PART IX

                              ARBITRATION AGREEMENT

Section 9.01 - Resolution of Disputes: Employee and Employer hereby agree to arbitrate any and all claims covered by this Agreement and the agreements incorporated by reference herein ("Farmers & Merchants Bank of Central California Amended and Restated Deferred Bonus Plan", "Farmers & Merchants Bank of Central California Split Dollar Life Insurance Plan", "Farmers & Merchants Bank of Central California Executive Indexed Retirement Agreement" and "Farmers & Merchants Bank of Central California Executive Deferred Compensation Plan") and that such arbitration shall be the sole and exclusive remedy for resolving any and all such claims or disputes. The decision reached in arbitration shall be final and binding on the parties. Employee understands that by signing this Agreement, he waives the right to a jury trial in civil court.

Section 9.02 - Claims Covered by This Agreement: Except as provided in Section 9.03, claims and disputes covered by this Agreement include any and all claims by Employee against Employer and all claims that Employer may have against Employee, including, without limitation, those arising under:

1. any federal, state, or local laws regulations or statues prohibiting employment discrimination such as (without limitation), race, sex, national origin, age, disability, religion, and harassment, and/or hostile work environment;

2. any alleged or actual contract, agreement or covenant (whether oral, written or implied) between Employee and Employer;

3. any policy or compensation or benefits plan of Employer, unless the decision in question was made by an entity other than the Employer;

4.   any public policy;

5.   any claim for personal, emotional, physical, or economic injury; or

6. any other controversy or claim arising out of Employee's employment or termination of Employee's employment including any dispute related to any disciplinary action or decision of Employer affecting the Employee's position or status.

Section 9.03 - Claims Not Covered by This Agreement: The only disputes and/or claims between Employee and Employer which shall not be covered by this Agreement are:

1. any and all claims that are brought and processed by a governmental administrative agency, including the California Fair Employment and Housing Commission, the Equal Employment Opportunity Commission, the California Labor Commission (Division of Labor Standards Enforcement) or the Federal Department of Labor, or similar state and local administrative agencies if employment is in a state other than California. To the extent that the Employee desires to pursue such claims beyond the administrative process (i.e., in court) such claims will then be covered by this Agreement;

2. any and all claims by Employee for Workers Compensation or Unemployment Insurance benefits; or

3. any and all claims by Employee for benefits under an Employer plan which provides its own arbitration procedure.

Section 9.04 - Arbitration Procedure: To exercise a party's rights under this Agreement, the moving party must reduce to writing the details of any dispute and serve it upon the other party within the time period specified by California Law as the appropriate statute of limitations. Any failure to request arbitration in a timely manner as defined by the statue of limitations imposed by California Law shall constitute a waiver of all rights to raise any claims in any forum arising out of any dispute that was subject to arbitration.

The arbitration shall be conducted pursuant to the provisions of Title 9 of Part III of the California Code of Civil Procedure, commencing at section 1280, et. seq. (or any successor or replacement statutes). There shall be no restrictions on discovery and such shall be permitted pursuant to California Law. The arbitrator shall be empowered with the right to issue subpoenas as to documents and witnesses.

Section 9.05 - Selection and Scope of Arbitrator: The arbitration will be conducted before a single arbitrator selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The arbitration will be held in San Joaquin, Sacramento or Stanislaus County. All fees and expenses charged by AAA or the arbitrator relating to the arbitration shall be paid by the Employer. Each party shall pay for the fees and costs of its' own attorneys, experts, witnesses, transcripts, exhibits, preparation for the proceeding, and briefs unless a party prevails on a claim for which attorney's fees and/or costs are recoverable by statue or contract.

The arbitrator shall be authorized to award damages supportable by the evidence to the extent authorized by California Law and shall further be authorized to grant remedies in law and in equity. The arbitrator shall only be authorized to exercise the power specifically enumerated in this Agreement and to decide the dispute(s) in accordance with the governing principles of law and equity. The arbitrator shall have no authority to alter, amend, or modify the terms of this Agreement. Should any party fail to appear or participate in the arbitration proceeding, the arbitrator may make a decision based on the evidence presented in the proceeding by the appearing party of the dispute. The arbitrator shall issue a written award within sixty (60) calendar days of the date the matter is submitted. The award shall be accompanied by a writing that shall reveal essential facts and conclusions used by the arbitrator in reaching that decision.

Section 9.06 - Exclusive Forum: Employee and Employer agree that arbitration shall be the exclusive forum for resolving all disputes arising out of or involving the Employee's employment with Employer or termination of that employment (except as provided otherwise herein); provided, however, that either party may file a request with a court of competent jurisdiction for equitable relief, including but not limited to injunctive relief, pending resolution of any dispute through the arbitration procedure set forth herein. Both Employee and Employer waive their constitutional right to have such matters determined by a jury. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. A party opposing enforcement of the award itself may bring a separate action in a court of competent jurisdiction to set aside the award on grounds allowable under California law regulating arbitration.

Nothing in this Agreement shall affect the ability of either party to seek appropriate interim injunctive relief pursuant to California Code of Civil Procedure before or while arbitration proceedings are pending. The parties retain all rights to enter into agreements regarding arbitration after any dispute has arisen.

Section 9.07 - Complete Agreement as to Dispute Resolution: This is the complete agreement of the parties on the subject of arbitration of disputes or claims between them. This agreement supersedes any prior or contemporaneous oral, written, or implied understanding on the subject, and can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.

Section 9.08 - Severability: If any provision of this agreement is adjudged to be void or otherwise unenforceable in whole or in part, such adjudication shall not affect the validity of the remainder of this agreement.

Section 9.09 - Continuation: The agreements in this part IX shall survive the termination of this agreement and the Employee's employment with Employer and remain in full force and effect thereafter.

THIS ARBITRATION AGREEMENT IS A WAIVER OF RIGHTS TO A CIVIL JURY TRIAL FOR CLAIMS ARISING OUT OF EMPLOYEE'S EMPLOYMENT WITH THE EMPLOYER.


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                                     PART X

                                      TAXES

Section 10.01 - Withholding: All payments to be made to Employee under this Agreement will be subject to required withholding of federal, state and local income and employment taxes as applicable.


                                     PART XI

                               GENERAL PROVISIONS


Section 11.01 - Notices: Any notice to be given to Employer under the terms of this Agreement, and any notice to be given to Employee shall be addressed to him/it at the mailing address the party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed and addressed envelope, registered or certified, and deposited (postage or registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

Section 11.02 Entire Agreement: This Agreement and the agreements incorporated by reference herein ("Farmers & Merchants Bank of Central California Amended and Restated Deferred Bonus Plan", "Farmers & Merchants Bank of Central California Split Dollar Life Insurance Plan", "Farmers & Merchants Bank of Central California Executive Indexed Retirement Agreement" and "Farmers & Merchants Bank of Central California Executive Deferred Compensation Plan") supersede any and all other agreements or understandings, whether oral, implied, or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such matters in their entirety. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which is not embodied herein, and that no other agreement, statement or promise not contained in this agreement shall be valid or binding. Any modification(s) to this Agreement will be effective only if in writing and signed by the parties hereto.

Section 11.03 - Partial Invalidity: If any provisions in this Agreement are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

Section 11.04 - Continuing Obligations: The obligations of the covenants contained in this Agreement shall survive the termination of the Agreement and any employment relationship between Employer and Employee. Accordingly, neither the Employer, nor the Employee shall be relieved of the continuing obligations of the covenants contained in this Agreement.

Section 11.05 - Employee's Representatives: Employee represents and warrants that he is free to enter into this Agreement and to perform each of the terms and covenants in it. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

Section 11.06 - Attorney Fees: The Employer and Employee agree that in the event of litigation relating to this Agreement, the prevailing party shall be entitled to recover the attorney's fees and costs incurred in prosecuting or defending such litigation.



Section 11.07 - Governing Law: This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.



This Agreement consists of seventeen (17) pages.

The effective date of employment under this Agreement is on January 1, 2005.


FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA and FARMERS & MERCHANTS BANCORP



By  /s/Ole R. Mettler                                  Date:January 1, 2005
    ___________________                                     ___________________
    Ole R. Mettler
    Chairman of the Board on behalf of
    FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA and
    FARMERS & MERCHANTS BANCORP



Employee: /s/Kent S. Steinwert                        Date:  January 1, 2005
          ____________________________________               __________________
          Kent A. Steinwert, Employee



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